Exhibit 3.19

BILL JONES

SECRETARY OF STATE

LLC-1

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

IMPORTANT - Read the instructions before completing the form.

This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1.               Limited liability company name: RADIATION ONCOLOGY CENTER, LLC

(End the name with “LLC” or “Limited Liability Company”. No periods between the letters in “LLC”. “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.”)

2.               Latest date (month/day/year) on which the limited liability company is to dissolve: January 25, 2037

3.               The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

4.               Enter the name of initial agent for service of process and check the appropriate provision below:
Dr. Harvey Gilbert, which is

☒                                  an individual residing in California.  Proceed to Item 5.

☐                                    a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5.               If the initial agent for service of process is an individual, enter a business or residential street address in California:

Street address:  1021 Copper Landing Court

City:  Modesto                                                                                        State:  California                                                                                                         Zip Code:   95355

6.               The limited liability company will be managed by : (check one)

☒ one manager                                                                                   ☐ more than one manager                                                     ☐ limited liability company members

7.               If other matters are to be included in the Articles of Organization attach one or more separate pages.

Number of pages attached; if any:  0

8. It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.		For Secretary of State Use

101997087001

/s/ Dr. Harvey Gilbert		[SEAL]
Signature of organizer

Dr. Harvey Gilbert
Type or print name of organizer

Date:	3/27/97, 1997

LLC-1	Approved by the Secretary of State
Filing Fee $80	L95

042930-0008